EXHIBIT 10.10

PROMISSORY NOTE

$39,688.00	June 11, 2014 New York, NY

FOR VALUE RECEIVED, the undersigned WODKA, LLC, a New York limited liability company (the “Borrower”), promises to pay to the order of SJOERD DE JONG (the “Holder”), in lawful currency of the United States of America, the principal sum of THIRTY NINE THOUSAND SIX HUNDRED EIGHTY-EIGHT DOLLARS ($39,688.00) (the “Principal Amount”). No interest shall accrue on the Principal Amount and the Principal Amount shall only be payable as set forth below.

The Holder made loans to the Borrower which were documented only by a book entry on the Borrower’s general ledger. From the date hereof, all prior loans made by the Holder to the Borrower are evidenced by this Promissory Note.

1. PAYMENTS.

The entire outstanding Principal Amount shall be due and payable only upon the terms and conditions set forth in that certain letter agreement dated as of the date hereof (the “Letter Agreement”) by and between Consilium Corporate Recovery Master Fund, Ltd. and the Holder. All payments under this Promissory Note shall be made in lawful money of the United States of America, in certified funds, without offset, deduction, or counterclaim of any kind, to the Holder, Sjoerd de Jong, at 352 West 123rd Street, Apt. 2, New York, NY 10027, or at such other place as the Holder may designate in writing from time to time.

2. WAIVER OF PRESENTMENT; DEMAND.

The Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and late charges, and diligence in taking any action to collect any sums owing under this Promissory Note, including (to the extent permitted by law) waiving the pleading of any statute of limitations as a defense to any demand against the undersigned. Acceptance by the Holder or any other holder of this Promissory Note of any payment differing from the designated lump-sum payment listed above does not relieve the undersigned of the obligation to honor the requirements of this Promissory Note.

3. TIME OF THE ESSENCE.

Time is of the essence for every obligation under this Promissory Note.

4. GOVERNING LAW.

This Promissory Note shall be construed and enforced in accordance with the laws of the State of New York.

5. COLLECTION COSTS AND ATTORNEYS’ FEES.

The Borrower agrees to pay any and all costs and expenses of the collection of indebtedness evidenced by this Promissory Note, including reasonable attorneys’ fees and court costs in addition to other amounts due, without protest of any kind.

6. ASSIGNMENT.

The Borrower may not assign any of its rights under this Promissory Note.

7. SEVERABILITY.

If any one or more of the provisions contained in this Promissory Note is, for any reason, held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Promissory Note, but this Promissory Note shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

8. NOTICES.

Each party giving or making any notice, request, demand, or other communication required or permitted by this Promissory Note shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this Promissory Note: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), or nationally recognized overnight courier. A party shall address notices under this Section 8 to a party at the following addresses:

If to the Borrower:

Wodka, LLC
Wodka, LLC
150 Fifth Avenue, 3rd Floor
New York, NY 10011
Attention: Mike Romer

If to the Holder:

Sjoerd de Jong
352 West 123rd Street
Apt. 2
New York , NY 10027

With a copy to:

Weir & Plaza, LLC
25 Sycamore Avenue, Suite 103
Little Silver, NJ 07739
Attention: Robert A. Weir, Jr.
Fax: (732) 747-8088
Email: rweir@weirplaza.com

9. WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Promissory Note will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, undersigned has caused this Promissory Note to be executed and delivered by its duly authorized officer on the date first above written.

WODKA, LLC

By:	/s/ MICHAEL ROMER
Name:	Michael Romer
Title:	Interim CEO